CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER)

In connection with the Quarterly Report of RFP Express, Inc. (the "Company") on Form 10-QSB for the period ended September 30, 2003 (the "Report"), I, Zimri C. Putney, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m and 78(d); and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 12, 2004

By: /s/ Zimri C. Putney Zimri C. Putney, Chief Executive Officer and Chief Financial Officer